                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                       (INCLUDING THE ASSOCIATED RIGHTS),
                SERIES C 8 1/2 CONVERTIBLE PREFERENCE STOCK AND
                  SERIES D 8 1/2 CONVERTIBLE PREFERENCE STOCK
                                       OF

                             THE TURNER CORPORATION
                                       AT
                     $28.625 NET PER SHARE OF COMMON STOCK,
   $4,770.8333 NET PER SHARE OF SERIES C 8 1/2% CONVERTIBLE PREFERENCE STOCK,
                                      AND
    $4,293.75 NET PER SHARE OF SERIES D 8 1/2% CONVERTIBLE PREFERENCE STOCK
                                       BY

                             BETA ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                                  HOCHTIEF AG

           THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 17, 1999 UNLESS THE OFFER IS EXTENDED.

                                                                 August 20, 1999
To Brokers, Dealers, Commercial Banks,
  Trust Companies and Other Nominees:

    We have been appointed by Beta Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of HOCHTIEF AG, a company organized under the laws of Germany ("Parent"), to act as Information Agent in connection with Purchaser's offer to purchase (i) all the issued and outstanding shares of common stock, par value $1.00 per share (the "Company Common Stock"), of The Turner Corporation, a Delaware corporation (the "Company"), including the associated rights (the "Rights") issued pursuant to the Rights Agreement, dated as of September 21, 1998, between the Company and First Chicago Trust Company of New York, and (ii) all the issued and outstanding shares of (A) Series C 8 1/2% Convertible Preference Stock, par value $1.00 per share, of the Company ("Series C Preferred Stock"), and (B) Series D 8 1/2% Convertible Preference Stock, par value $1.00 per share, of the Company ("Series D Preferred Stock" and, together with the Series C Preferred Stock, the "Company Preferred Stock"), at a price of $28.625 per share of Company Common Stock, $4,770.8333 per share of Series C Preferred Stock and $4,293.75 per share of Series D Preferred Stock, in each case, net to the seller in cash, upon the terms and subject to the conditions set forth in Purchaser's Offer to Purchase, dated August 20, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") enclosed herewith. The price per share of Company Preferred Stock was determined by multiplying $28.625, the offer price per share of Company Common Stock, by the number of shares of Company Common Stock into which each Company Preferred Stock is convertible (the "Preferred Stock Conversion Ratio") under the applicable certificate of designation of such Company Preferred Stock. Currently, each share of Series C Preferred Stock is convertible into 166 2/3 shares of Company Common Stock and each share of Series D Preferred Stock is convertible into 150 shares of Company Common Stock. In the event that the Company takes any action that causes the Preferred Stock Conversion Ratio to change, Purchaser may (subject to the provisions of the Merger Agreement) make such adjustments to the purchase price for each share of Company Preferred Stock as it deems appropriate to reflect such change in the Preferred Stock Conversion Ratio.

    Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold shares of Company Common Stock or shares of Company Preferred Stock (hereinafter collectively referred to as "Shares") registered in your name or in the name of your nominee.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (i) THERE HAVING BEEN VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST THE NUMBER OF SHARES OF COMPANY COMMON STOCK AND SHARES OF COMPANY PREFERRED STOCK (DETERMINED AS IF SHARES OF COMPANY PREFERRED STOCK HAD BEEN CONVERTED INTO SHARES OF COMPANY COMMON STOCK) THAT, TOGETHER WITH THE SHARES ALREADY OWNED BY PARENT, SHALL CONSTITUTE TWO-THIRDS OF THE OUTSTANDING SHARES OF COMPANY COMMON STOCK ON A FULLY DILUTED BASIS AND (ii) ANY APPLICABLE WAITING PERIOD UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, AS AMENDED, HAVING EXPIRED OR BEEN TERMINATED.

    For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

        1. Offer to Purchase, dated August 20, 1999;

        2. Letter of Transmittal for your use in accepting the Offer and tendering Shares and for the information of your clients;

        3. Notice of Guaranteed Delivery to be used to accept the Offer if the Shares and all other required documents are not immediately available or cannot be delivered to First Chicago Trust Company of New York (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for book-entry transfer cannot be completed prior to the Expiration Date;

        4. A letter to stockholders of the Company from Ellis T. Gravette, Jr., Chairman and Chief Executive Officer of the Company, together with a Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by the Company;

        5. A letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;

        6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        7. Return envelope addressed to the Depositary.

    WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, SEPTEMBER 17, 1999, UNLESS THE OFFER IS EXTENDED.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (i) certificates evidencing such Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase)), (ii) a Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase) and (iii) any other required documents.

    If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents prior to the expiration of the Offer, a tender may be effected by following the guaranteed delivery procedure described in Section 3 of the Offer to Purchase.

    Purchaser will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary and the Information Agent as described in the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. However, Purchaser will reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. Purchaser will pay or cause to be paid any stock transfer taxes payable with respect to the transfer of Shares to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    Any inquiries you may have with respect to the Offer should be addressed to Innisfree M&A Incorporated (the "Information Agent") at its address and telephone numbers set forth on the back cover page of the Offer to Purchase.

    Additional copies of the enclosed material may be obtained from the Information Agent, at the address and telephone number set forth on the back cover page of the Offer to Purchase.

                                          Very truly yours,

                                          INNISFREE M&A INCORPORATED

    NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF PARENT, PURCHASER, THE COMPANY, THE INFORMATION AGENT OR THE DEPOSITARY, OR OF ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THE FOREGOING IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

                                        2